SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):
                              April 10, 2001


                      ADVANCED WIRELESS SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)


    ALABAMA                        0-26533                 63-1205304
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation or organization   File Number)          Identification No.)


                       716 COLLEGE AVENUE, SUITE A-2
                       SANTA ROSA, CALIFORNIA 95404
                  (Address of principal executive office)


                Issuer's telephone number:  (707) 576-1008


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective April 10, 2001, our board of directors dismissed Hurley & Company of Granada Hills, California, as our independent public accountants. The board of directors approved the action on April 4, 2001.

     We retained Hurley & Company in the third quarter of 2000 to review the company's financial statements for the period ended September 30, 2000.

Hurley & Company audited certain subsidiaries of the company as of December 31, 1999. During our most recent fiscal year and the interim period through April 4, 2001, there were no disagreements between our company and Hurley & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Hurley & Company did not audit the company or report on our financial statements for either of the past two years. During each of those two years, the reports of our auditors contained a qualification regarding our ability to continue as a going concern, in light of our history of recurring losses from operations. Hurley & Company did audit certain subsidiaries of the company and these reports also contained statements of doubt as to the ability of those entities to continue as a going concern.

ENGAGEMENT OF NEW ACCOUNTING FIRM

Effective April 4, 2001, we engaged Merrill L. Mazza, CPA, as our principal accountant to audit the Advanced Wireless Systems, Inc.'s financial statements.


EXHIBITS

The following materials are filed as exhibits to this Current Report on Form 8-K, filed April 4, 2001.

Exhibit
Number    Description

16.1 Letter from Hurley & Company regarding change in certifying accountant.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Advanced Wireless Systems, Inc.


                                  /s/ Thomas W. Howard
                              ---------------------------------------------
Date:  April 19, 2001         By: Thomas W. Howard, Chief Financial Officer

                              EXHIBIT 16.1



Securities and Exchange Commission
450 5th Street
Washington, DC  20549




     We have read and agree with the comments in Item 4 of Form 8-K of Advanced Wireless Systems, Inc. dated April 19, 2001.


    /s/
Hurley & Company

Granada Hills, California
April 19, 2001